Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2026 Second Quarter Results
Total Revenues of $789.1M, up 17% Year Over Year
Subscription Services Revenues of $659.2M, up 17% Year Over Year

PLEASANTON, CA — August 27, 2025 — Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its second quarter ended July 31, 2025.
“It's exciting to see our vision of connected software, data, and business consulting for life sciences becoming a reality,” said CEO Peter Gassner. “I am especially excited about the power of Veeva AI and Veeva Data Cloud to enable transformational change for life sciences from clinical to commercial.”
Fiscal 2026 Second Quarter Results:
•Revenues: Total revenues for the second quarter were $789.1 million, up from $676.2 million one year ago, an increase of 17% year over year. Subscription services revenues for the second quarter were $659.2 million, up from $561.3 million one year ago, an increase of 17% year over year.
•Operating Income and Non-GAAP Operating Income:(1) Second quarter operating income was $195.9 million, compared to $166.5 million one year ago, an increase of 18% year over year. Non-GAAP operating income for the second quarter was $352.6 million, compared to $279.8 million one year ago, an increase of 26% year over year.
•Net Income and Non-GAAP Net Income:(1) Second quarter net income was $200.3 million, compared to $171.0 million one year ago, an increase of 17% year over year. Non-GAAP net income for the second quarter was $333.4 million, compared to $267.3 million one year ago, an increase of 25% year over year.
•Net Income per Share and Non-GAAP Net Income per Share:(1) For the second quarter, fully diluted net income per share was $1.19, compared to $1.04 one year ago, while non-GAAP fully diluted net income per share was $1.99, compared to $1.62 one year ago.
“We delivered another strong quarter, with results for all metrics outperforming our guidance,” said CFO Brian Van Wagener. “The business showed broad-based strength, reflecting our consistent execution and focus on customer success that will enable durable, long-term growth.”

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

Recent Highlights:
•Deep, Industry-Specific AI – Veeva AI, which includes agentic AI in the Vault Platform and industry-specific application agents in all Veeva applications, is rapidly progressing with a clear and focused strategy that delivers significant, tangible value for customers. The first Veeva AI agents are planned for release in December for CRM and commercial content. New agents for clinical operations, regulatory, safety, quality, medical, and commercial are planned for 2026, and clinical data is targeted for 2027.
•Veeva Reaches Significant Vault CRM Suite Milestones – Veeva Vault CRM is working at scale and delivering new capabilities, including Veeva AI planned for December. In the quarter, two top 20 biopharmas successfully went live with Vault CRM in major markets and Vault CRM now has more than 100 customers live. In August, the seventh top 20 biopharma committed to Vault CRM as their commercial foundation. Veeva also expanded the Vault CRM Suite in August with the release of Patient CRM and early customers are now live on Campaign Manager and Service Center.
•Veeva Becoming the Industry’s Foundation for Drug Development and Quality – In the quarter, another top 20 biopharma selected Veeva eTMF, Veeva Study Startup, and Veeva Site Connect to further modernize and unify clinical operations. Two top 20 biopharmas selected Veeva Submissions, Submissions Archive, and Registrations. Now, all top 20 biopharmas have selected Veeva eTMF, 19 of the top 20 have selected Veeva QualityDocs, and 18 of the top 20 have selected Veeva Submissions.
•Veeva and IQVIA Partner to Advance the Life Sciences Industry – Veeva and IQVIA announced a long-term global partnership and the complete resolution of all pending legal disputes in August. The partnership makes it possible for joint customers to use Veeva and IQVIA products and services together in a simple and efficient way across both commercial and clinical.

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

Financial Outlook:
Veeva is providing guidance for its fiscal third quarter ending October 31, 2025 as follows:
•Total revenues between $790 and $793 million.
•Non-GAAP operating income between $348 and $350 million.(2)
•Non-GAAP fully diluted net income per share between $1.94 and $1.95.(2)
Veeva is providing updated guidance for its fiscal year ending January 31, 2026 as follows:
•Total revenues between $3,134 and $3,140 million.
•Non-GAAP operating income of about $1,388 million.(2)
•Non-GAAP fully diluted net income per share of approximately $7.78.(2)
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, August 27, 2025, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fiscal 2026 Second Quarter Results Conference Call
When:	Wednesday, August 27, 2025
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://registrations.events/direct/Q4I261710
Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the third fiscal quarter ending October 31, 2025 or the fiscal year ending January 31, 2026 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

About Veeva Systems
Veeva delivers the industry cloud for life sciences with software, data, and business consulting. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,500 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance, provided as of August 27, 2025, about Veeva’s expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including issues related to the performance, availability, security, or privacy of our products, competitive factors, customer decisions and priorities, developments that impact the life sciences industry (including regulatory, funding, or policy changes), general macroeconomic and geopolitical events (including changes in trade policy or practices, inflationary pressures, currency exchange fluctuations, changes in interest rates, and geopolitical conflicts), and issues that impact our ability to hire, retain and adequately compensate talented employees. We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 32 and 33 in our filing on Form 10-Q for the period ended April 30, 2025 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.

###

Investor Relations Contact:	Media Contact:
Gunnar Hansen	Maria Scurry
Veeva Systems Inc.	Veeva Systems Inc.
267-460-5839	781-366-7617
ir@veeva.com	pr@veeva.com

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$1,930,431	$1,118,785
Short-term investments	4,473,282	4,031,442
Accounts receivable, net	422,071	1,016,356
Unbilled accounts receivable	50,348	40,761
Prepaid expenses and other current assets	118,456	101,458
Total current assets	6,994,588	6,308,802
Property and equipment, net	61,210	55,912
Deferred costs, net	25,899	26,383
Lease right-of-use assets	71,538	63,863
Goodwill	439,877	439,877
Intangible assets, net	36,445	44,460
Deferred income taxes	309,639	343,919
Other long-term assets	60,231	56,540
Total assets	$7,999,427	$7,339,756

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$33,578	$30,447
Accrued compensation and benefits	40,647	39,429
Accrued expenses and other current liabilities	58,807	35,557
Income tax payable	3,662	9,024
Deferred revenue	1,107,696	1,273,978
Lease liabilities	10,663	9,969
Total current liabilities	1,255,053	1,398,404
Deferred income taxes	439	587
Long-term lease liabilities	74,785	65,806
Other long-term liabilities	30,611	42,586
Total liabilities	1,360,888	1,507,383
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	2,757,440	2,386,192
Accumulated other comprehensive loss	(1,997)	(8,416)
Retained earnings	3,883,094	3,454,595
Total stockholders’ equity	6,638,539	5,832,373
Total liabilities and stockholders’ equity	$7,999,427	$7,339,756

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2025	2024	2025	2024
Revenues:
Subscription services(3)	$659,183	$561,277	$1,293,951	$1,095,232
Professional services and other(4)	129,898	114,904	254,173	231,294
Total revenues	789,081	676,181	1,548,124	1,326,526
Cost of revenues(5):
Cost of subscription services	93,830	78,791	172,176	156,939
Cost of professional services and other	101,423	91,581	196,901	187,317
Total cost of revenues	195,253	170,372	369,077	344,256
Gross profit	593,828	505,809	1,179,047	982,270
Operating expenses(5):
Research and development	192,677	176,429	376,710	339,140
Sales and marketing	109,439	101,528	208,067	198,829
General and administrative	95,804	61,365	164,630	122,642
Total operating expenses	397,920	339,322	749,407	660,611
Operating income	195,908	166,487	429,640	321,659
Other income, net	69,456	58,573	134,545	110,302
Income before income taxes	265,364	225,060	564,185	431,961
Income tax provision	65,055	54,019	135,686	99,256
Net income	$200,309	$171,041	$428,499	$332,705
Net income per share:
Basic	$1.23	$1.06	$2.63	$2.06
Diluted	$1.19	$1.04	$2.56	$2.02
Weighted-average shares used to compute net income per share:
Basic	163,496	161,708	163,129	161,566
Diluted	167,685	164,564	167,272	164,497
Other comprehensive income:
Net change in unrealized (loss) gain on available-for-sale investments	$(11,300)	$25,175	$6,067	$6,314
Net change in cumulative foreign currency translation gain (loss)	390	(104)	352	(1,252)
Comprehensive income	$189,399	$196,112	$434,918	$337,767

(3) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions	$307,523	$271,810	$612,934	$533,126
Veeva R&D Solutions	351,660	289,467	681,017	562,106
Total subscription services	$659,183	$561,277	$1,293,951	$1,095,232

(4) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions	$47,703	$45,068	$94,270	$93,840
Veeva R&D Solutions	82,195	69,836	159,903	137,454
Total professional services and other	$129,898	$114,904	$254,173	$231,294

(5) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,941	$1,642	$3,656	$3,196
Cost of professional services and other	14,804	13,176	27,573	25,711
Research and development	53,388	48,984	101,337	90,727
Sales and marketing	25,392	23,671	47,713	46,714
General and administrative	26,441	20,903	53,897	37,939
Total stock-based compensation	$121,966	$108,376	$234,176	$204,287

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended July 31,
	2025	2024
Cash flows from operating activities
Net income	$428,499	$332,705
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,948	19,519
Reduction of lease right-of-use assets	6,316	5,508
Accretion of discount on short-term investments	(4,535)	(14,254)
Stock-based compensation	234,176	204,287
Amortization of deferred costs	8,205	7,651
Deferred income taxes	31,699	(59,801)
Other, net	(1,414)	127
Changes in operating assets and liabilities:
Accounts receivable	593,032	487,219
Unbilled accounts receivable	(9,587)	(3,067)
Deferred costs	(7,721)	(7,174)
Prepaid expenses and other current and long-term assets	(21,232)	4,344
Accounts payable	3,361	(3,343)
Accrued expenses and other current liabilities	23,763	(5,517)
Income tax payable	(5,362)	(6,246)
Deferred revenue	(180,888)	(103,652)
Lease liabilities	(5,300)	(4,666)
Other long-term liabilities	2,631	2,750
Net cash provided by operating activities	1,115,591	856,390
Cash flows from investing activities
Purchases of short-term investments	(1,452,857)	(1,392,297)
Maturities and sales of short-term investments	1,023,691	1,017,605
Long-term assets	(12,213)	(11,528)
Net cash used in investing activities	(441,379)	(386,220)
Cash flows from financing activities
Proceeds from exercise of common stock options	182,297	34,834
Taxes paid related to net share settlement of equity awards	(46,228)	(42,490)
Net cash provided by (used in) financing activities	136,069	(7,656)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,365	(1,252)
Net change in cash, cash equivalents, and restricted cash	811,646	461,262
Cash, cash equivalents, and restricted cash at beginning of period	1,120,963	706,670
Cash, cash equivalents, and restricted cash at end of period	$1,932,609	$1,167,932

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$15,610	$4,262

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefits. Excess tax benefits from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. Because these fluctuations are not directly related to our business operations, Veeva excludes excess tax benefits for its internal management reporting processes. Veeva management also finds it useful to exclude excess tax benefits when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits, Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Litigation settlement-related charges. We exclude certain costs related to litigation settlements, including outcome-based payments to the law firms that represented us, because they are non-recurring and outside the ordinary course of business. Because these costs are unrelated to our day-to-day business operations, we believe excluding them enables more consistent evaluation of our operating results.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended July 31,		Six months ended July 31,
	2025	2024	2025	2024
Net cash provided by operating activities on a GAAP basis	$238,433	$92,874	$1,115,591	$856,390
Excess tax benefits from employee stock plans	(13,031)	(1,141)	(15,610)	(4,262)
Net cash provided by operating activities on a non-GAAP basis	$225,402	$91,733	$1,099,981	$852,128
Net cash used in investing activities on a GAAP basis	$(389,272)	$(113,842)	$(441,379)	$(386,220)
Net cash provided by (used in) financing activities on a GAAP basis	$115,689	$(11,484)	$136,069	$(7,656)

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended July 31,		Six months ended July 31,
	2025	2024	2025	2024
Cost of subscription services revenues on a GAAP basis	$93,830	$78,791	$172,176	$156,939
Stock-based compensation expense	(1,941)	(1,642)	(3,656)	(3,196)
Amortization of purchased intangibles	(1,046)	(1,123)	(2,058)	(2,222)
Cost of subscription services revenues on a non-GAAP basis	$90,843	$76,026	$166,462	$151,521

Gross margin on subscription services revenues on a GAAP basis	85.8%	86.0%	86.7%	85.7%
Stock-based compensation expense	0.3	0.3	0.3	0.3
Amortization of purchased intangibles	0.1	0.2	0.1	0.2
Gross margin on subscription services revenues on a non-GAAP basis	86.2%	86.5%	87.1%	86.2%

Cost of professional services and other revenues on a GAAP basis	$101,423	$91,581	$196,901	$187,317
Stock-based compensation expense	(14,804)	(13,176)	(27,573)	(25,711)
Amortization of purchased intangibles	(139)	(138)	(273)	(273)
Cost of professional services and other revenues on a non-GAAP basis	$86,480	$78,267	$169,055	$161,333

Gross margin on professional services and other revenues on a GAAP basis	21.9%	20.3%	22.5%	19.0%
Stock-based compensation expense	11.4	11.5	10.8	11.1
Amortization of purchased intangibles	0.1	0.1	0.2	0.1
Gross margin on professional services and other revenues on a non-GAAP basis	33.4%	31.9%	33.5%	30.2%

Gross profit on a GAAP basis	$593,828	$505,809	$1,179,047	$982,270
Stock-based compensation expense	16,745	14,818	31,229	28,907
Amortization of purchased intangibles	1,185	1,261	2,331	2,495
Gross profit on a non-GAAP basis	$611,758	$521,888	$1,212,607	$1,013,672

Gross margin on total revenues on a GAAP basis	75.3%	74.8%	76.2%	74.0%
Stock-based compensation expense	2.1	2.2	2.0	2.2
Amortization of purchased intangibles	0.1	0.2	0.1	0.2
Gross margin on total revenues on a non-GAAP basis	77.5%	77.2%	78.3%	76.4%

Research and development expense on a GAAP basis	$192,677	$176,429	$376,710	$339,140
Stock-based compensation expense	(53,388)	(48,984)	(101,337)	(90,727)
Amortization of purchased intangibles	—	(28)	—	(56)
Research and development expense on a non-GAAP basis	$139,289	$127,417	$275,373	$248,357

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2025	2024	2025	2024

Sales and marketing expense on a GAAP basis	$109,439	$101,528	$208,067	$198,829
Stock-based compensation expense	(25,392)	(23,671)	(47,713)	(46,714)
Amortization of purchased intangibles	(2,890)	(3,546)	(5,685)	(7,014)
Sales and marketing expense on a non-GAAP basis	$81,157	$74,311	$154,669	$145,101

General and administrative expense on a GAAP basis	$95,804	$61,365	$164,630	$122,642
Stock-based compensation expense	(26,441)	(20,903)	(53,897)	(37,939)
Amortization of purchased intangibles	—	(57)	—	(113)
Litigation settlement-related charges	(30,627)	—	(30,627)	(5,000)
General and administrative expense on a non-GAAP basis	$38,736	$40,405	$80,106	$79,590

Operating expense on a GAAP basis	$397,920	$339,322	$749,407	$660,611
Stock-based compensation expense	(105,221)	(93,558)	(202,947)	(175,380)
Amortization of purchased intangibles	(2,890)	(3,631)	(5,685)	(7,183)
Litigation settlement-related charges	(30,627)	—	(30,627)	(5,000)
Operating expense on a non-GAAP basis	$259,182	$242,133	$510,148	$473,048

Operating income on a GAAP basis	$195,908	$166,487	$429,640	$321,659
Stock-based compensation expense	121,966	108,376	234,176	204,287
Amortization of purchased intangibles	4,075	4,892	8,016	9,678
Litigation settlement-related charges	30,627	—	30,627	5,000
Operating income on a non-GAAP basis	$352,576	$279,755	$702,459	$540,624

Operating margin on a GAAP basis	24.8%	24.6%	27.8%	24.2%
Stock-based compensation expense	15.5	16.0	15.1	15.4
Amortization of purchased intangibles	0.5	0.8	0.5	0.8
Litigation settlement-related charges	3.9	—	2.0	0.4
Operating margin on a non-GAAP basis	44.7%	41.4%	45.4%	40.8%

Net income on a GAAP basis	$200,309	$171,041	$428,499	$332,705
Stock-based compensation expense	121,966	108,376	234,176	204,287
Amortization of purchased intangibles	4,075	4,892	8,016	9,678
Litigation settlement-related charges	30,627	—	30,627	5,000
Income tax effect on non-GAAP adjustments(6)	(23,572)	(17,030)	(40,085)	(37,438)
Net income on a non-GAAP basis	$333,406	$267,279	$661,234	$514,232

Diluted net income per share on a GAAP basis	$1.19	$1.04	$2.56	$2.02
Stock-based compensation expense	0.73	0.66	1.40	1.24
Amortization of purchased intangibles	0.02	0.03	0.05	0.06
Litigation settlement-related charges	0.18	—	0.18	0.03
Income tax effect on non-GAAP adjustments(6)	(0.13)	(0.11)	(0.24)	(0.22)
Diluted net income per share on a non-GAAP basis	$1.99	$1.62	$3.95	$3.13
________________________
(6) For the three and six months ended July 31, 2025 and 2024, management used an estimated annual effective non-GAAP tax rate of 21.0%.

© 2025 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	10